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                                                                EX-99.a2(h)

                                                             AMENDMENT NO. 8

                         CERTIFICATE OF THE SECRETARY
                                    of the
                          BRINSON RELATIONSHIP FUNDS

                    RESOLUTIONS AUTHORIZING AND DESIGNATING

           BRINSON U.S. TREASURY INFLATION PROTECTED SECURITIES FUND
                     BRINSON DEFENSIVE HIGH YIELD FUND AND
                         BRINSON LIMITED DURATION FUND


         Pursuant to Article III, Section 3.6 of the By-Laws, dated August 22, 1994, of Brinson Relationship Funds, a Delaware Business Trust (the "Trust"), Carolyn M. Burke does hereby certify the following:

         1. She is the duly elected, qualified and acting Secretary of the Trust.

         2. Attached hereto as incorporated by reference into the Trust's Amended and Restated Agreement and Declaration of Trust dated August
                                                                       ______
         15, 1994, as amended May 20, 1996 (the "Declaration"), pursuant to
         _________________________________
         Article IX, Section 9.8(f) of the Declaration, is a true and complete copy of the resolutions adopted by the Board of Trustees of the Trust (the "Resolutions") with respect to the authorization and designation of the series of shares of the Trust known as the: (i) Brinson U.S. Treasury Inflation Protected Securities Fund; (ii) Brinson Defensive High Yield Fund; and (iii) Brinson Limited Duration Fund.

         3. The Resolutions were unanimously adopted by the Trust's Board of Trustees at a meeting duly called and held on February 28, 2000 at
                                                       _________________
         which a quorum was present and, unless subsequently amended by resolutions adopted by the Board of Trustees of the Trust, have remained in full force and effect as of the date hereof.

         IN WITNESS WHEREOF, the undersigned has caused this certificate to be signed on this 31st day of March, 2000.


(Trust Seal)
                                               /s/ Carolyn M. Burke
                                               ---------------------------------
                                               Carolyn M. Burke, Secretary
                                               Brinson Relationship Funds


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             Resolutions Effective February 28, 2000 and Amending
                    the Agreement and Declaration of Trust
                       of the Brinson Relationship Funds
               dated August 15, 1994, as amended on May 20, 1996
      (the "Declaration"), Pursuant to Article IX, Section 9.8(f) thereof

               DESIGNATING THREE (3) ADDITIONAL SERIES OF SHARES
                                   KNOWN AS
                                      THE

           BRINSON U.S. TREASURY INFLATION PROTECTED SECURITIES FUND
                       BRINSON DEFENSIVE HIGH YIELD FUND
                         BRINSON LIMITED DURATION FUND

"RESOLVED,  that pursuant to Article IX, Section 9.8(f) of the Agreement and
                 Declaration of Trust of Brinson Relationship Funds (the "Trust"), three additional series of shares (sometimes referred to herein individually as a "New Series" and collectively as the "New Series") be, and they hereby are, authorized and designated as the:

                 Brinson U.S. Treasury Inflation Protected Securities Fund, Brinson Defensive High Yield Fund, and
                 Brinson Limited Duration Fund;

                 and

FURTHER
RESOLVED,        that an unlimited number of shares of beneficial interest are hereby allocated to each New Series; and

FURTHER
RESOLVED,        that the shares of the New Series shall have the same relative rights and preferences as other shares of the Trust, as set forth in the Agreement and Declaration of Trust, and as described in Article IX, Section 9.8 thereof."


                                   * * * * *
"RESOLVED,       that the officers of the Trust are authorized and directed to issue to CMC Holding (Delaware) Inc., or any successor thereto, one authorized share of beneficial interest (no par value) of each of the following series of the Trust designated as the:

                 Brinson U.S. Treasury Inflation Protected Securities Fund, Brinson Defensive High Yield Fund, and
                 Brinson Limited Duration Fund
                 at a purchase price of $10.00 per share; and

FURTHER
RESOLVED,        that each such share, when issued and paid for, shall be
                 validly issued, fully-paid and non-assessable."